UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  JULY 30, 2004

COMMISSION FILE NO.:  000-31631

TRANS MAX TECHNOLOGIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA (STATE OR OTHER JURISDICTION OF INCORPORATION)	42-1599830 (IRS EMPLOYER IDENTIFICATION NO.)

7473 WEST LAKE MEAD BOULEVARD, LAS VEGAS, NEVADA 89128
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(702) 382-3377
(ISSUER TELEPHONE NUMBER)

PERMA TUNE ELECTRONICS, INC.
(FORMER NAME)

200 TRADE ZONE DRIVE, RONKONKOMA, NEW YORK 11779
(FORMER ADDRESS)

Item 5.                        Other Events.

By approval of the Board of Directors of Trans Max Technologies, Inc., the Board has authorized a reverse split of two hundred shares to one share of the issued and outstanding shares of the common stock of this corporation.  Prior to the reverse split there were approximately 252,412,474 shares issued and outstanding.  This action was approved on July 20, 2004 and to be effective by July 30, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trans Max Technologies, Inc.

August 3, 2004                                                 /s/ Ray Brouzes
                                                                             Ray Brouzes, President and Director